UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 16, 2006

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See Item 2.01 below for information related to the Sale and Purchase Agreement, the New Crude Oil Contract, the Partnership Interest Transfer Agreement, Lyondell’s New Credit Facility, the Supplemental Indentures, the Second Amendment to LCR’s Partnership Agreement and the Third Amendment to LCR’s Partnership Agreement, each as defined below under Item 2.01.

Item 1.02 Termination of a Material Definitive Agreement

See Item 2.01 below for information related to Lyondell’s Former Credit Facility, LCR’s Former Credit Facility and the Crude Supply Termination Agreement, each as defined below under Item 2.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

Lyondell Chemical Company (“Lyondell”) acquired CITGO Petroleum Corporation’s (“CITGO”) 41.25% interest in LYONDELL-CITGO Refining LP (“LCR”), effective as of July 31, 2006, pursuant to a Sale and Purchase Agreement (the “Sale and Purchase Agreement”) between the parties that was executed on August 16, 2006. In connection with and as provided in the Sale and Purchase Agreement, on August 16, 2006, two CITGO subsidiaries (CITGO Refining Investment Company and CITGO Gulf Coast Refining, Inc.) and four Lyondell subsidiaries (Lyondell Houston Refinery A Inc., Lyondell Houston Refinery Inc., Lyondell Refining Partners LP and Lyondell Refining Company LP) entered into a Partnership Interest Transfer Agreement (the “Partnership Interest Transfer Agreement”) pursuant to which CITGO Refining Investment Company and CITGO Gulf Coast Refining, Inc. transferred their interests in LCR to Lyondell Houston Refinery Inc. and Lyondell Houston Refinery A Inc., respectively, effective as of July 31, 2006. Lyondell’s August 16, 2006 press release announcing the acquisition is being filed with this Current Report on Form 8-K as Exhibit 99.1.

Prior to the acquisition, Lyondell held a 58.75% interest in LCR and, as a result of the acquisition, LCR became a wholly-owned subsidiary of Lyondell. LCR owns and operates a full conversion refinery (the “Refinery”), which is located on the Houston Ship Channel in Houston, Texas. LCR was formed in 1993 to upgrade the Refinery’s ability to process substantial volumes of lower cost, heavy, high sulfur crude oil. The Refinery’s heavy, high sulfur crude oil processing capacity is approximately 268,000 barrels per day.

On August 16, 2006, Lyondell entered into a new senior secured credit facility (“Lyondell’s New Credit Facility”) that includes a $2.65 billion, seven-year term loan and an $800 million, five-year revolving credit facility, as more fully described below. Lyondell’s acquisition of CITGO’s 41.25% interest was financed with $2,509 million of the proceeds of the term loan, and included cash payments at closing consisting of: $1,629 million for acquisition of the 41.25% interest in LCR, the acquisition of estimated working capital for $53 million, repayment of LCR’s loan payable to CITGO and accrued interest totaling $40 million, repayment of $444 million outstanding under LCR’s Former Credit Facility, estimated transaction costs of $43 million, and $300 million paid by LCR related to the termination of the existing crude supply agreement (the “Former Crude Supply Agreement”) as described below. In addition, subsequent to closing, a payment will occur between the parties to adjust the estimated net working capital as reflected in the unaudited pro forma condensed combined financial statements to the actual working capital amounts as of July 31, 2006, which will include payment to CITGO of its portion of distributions payable as of July 31, 2006.

As part of the transaction, LCR and PDVSA Petróleo, S.A. (“PDVSA Oil”), an affiliate of CITGO and Petróleos de Venezuela, S.A. (“PDVSA”), the national oil company of Venezuela, terminated the Former Crude Supply Agreement effective as of August 1, 2006 for a payment by LCR to PDVSA of $300 million pursuant to a Termination Agreement entered into on August 16, 2006 between LCR, PDVSA Oil and PDVSA (the “Crude Supply Termination Agreement”). The Former Crude Supply Agreement, which would have expired on December 31, 2017, provided for the purchase and supply of 230,000 barrels per day of heavy, high sulfur crude oil and incorporated formula-based pricing, with a deemed margin.

Concurrent with the termination of the Former Crude Supply Agreement, PDVSA Oil and LCR entered into a new crude oil contract (the “New Crude Oil Contract”). The New Crude Oil Contract, which provides for the purchase and supply of 230,000 barrels per day of heavy, high sulfur crude oil, will extend through 2011 and year to year thereafter. The New Crude Oil Contract contains market-based pricing, which is determined using a formula reflecting published market indices. The pricing is designed to be consistent with published prices for similar grades of crude oil.

Lyondell’s New Credit Facility by and among Lyondell, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P.Morgan Securities Inc., as Sole Bookrunner and Sole Lead Arranger and the Lenders party thereto, bears interest of LIBOR plus 2%. The $800 million revolving credit facility under Lyondell’s New Credit Facility replaced Lyondell’s $475 million revolving credit facility (“Lyondell’s Former Credit Facility”) and LCR’s $450 million term loan and $150 million revolving credit facility (collectively, “LCR’s Former Credit Facility”). Both Lyondell’s Former Credit Facility, dated as of December 16, 2004 among Lyondell, the lenders party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A. as Syndication Agent, and Citicorp USA, Inc., Credit Suisse First Boston and Societe Generale as Co-Documentation Agents, and LCR’s Former Credit Facility, dated as of May 21, 2004 among LCR, the lenders from time to time parties thereto, and Credit Suisse First Boston, as Issuer and Administrative Agent, were terminated on August 16, 2006. Lyondell’s Former Credit Facility would have expired on December 16, 2009 and LCR’s Former Credit Facility would have expired on May 21, 2007.

Lyondell’s New Credit Facility has substantially the same terms as Lyondell’s Former Credit Facility. Lyondell’s New Credit Facility amends the specified financial ratios to be as follows:

	Interest Coverage Ratio	Senior Secured Debt to Adjusted EBITDA Ratio
June 30, 2006	—	3.00
September 30, 2006 and thereafter	2.75	2.75

Lyondell’s New Credit Facility is secured by liens on: all of Lyondell’s domestic personal property, but excluding personal property of Equistar Chemicals, LP (“Equistar”) and Millennium Chemicals Inc. (“Millennium”), both wholly-owned subsidiaries of Lyondell; mortgages on certain production facilities located in Pasadena and Channelview, Texas and Lake Charles, Louisiana, and the Refinery; and equity interests in domestic subsidiaries, including Millennium and certain subsidiaries holding the interest in Equistar.

Lyondell’s New Credit Facility contains customary event-of-default provisions. If any Events of Default (as defined in the credit agreement) have occurred and are continuing, including the breach of the covenants in Lyondell’s New Credit Facility, then the lenders would be permitted to declare any outstanding amounts immediately payable and would be permitted to terminate future lending commitments. Furthermore, a default under the debt instruments of Equistar could constitute a cross-default under Lyondell’s New Credit Facility.

In addition, in connection with the acquisition, on August 16, 2006, Lyondell entered into the following supplemental indentures (the “Supplemental Indentures”) to reflect the additional subsidiary guarantors: (1) Fourth Supplemental Indenture dated as of August 16, 2006 to the Indenture among Lyondell, the subsidiary guarantors party thereto, and The Bank of New York as Trustee, dated as of May 17, 1999, for 9 5/8% Senior Secured Notes, Series A, due 2007; (2) Fourth Supplemental Indenture dated as of August 16, 2006 to the Indenture among Lyondell, the Subsidiary Guarantors party thereto, and The Bank of New York as Trustee, dated as of May 17, 1999, for 10 7/8% Senior Subordinated Notes due 2009; (3) Third Supplemental Indenture dated as of August 16, 2006 to the Indenture among Lyondell, the Subsidiary guarantors party thereto, and The Bank of New York as Trustee, dated as of December 4, 2001, for 9 1/2% Senior Secured Notes due 2008; (4) Second Supplemental Indenture dated as of August 16, 2006 to the Indenture among Lyondell, the Subsidiary guarantors party thereto, and The Bank of New York as Trustee, dated as of July 2, 2002, for 11 1/8% Senior Secured Notes due 2012; and (5) Second Supplemental Indenture dated as of August 16, 2006 among Lyondell, the subsidiary guarantors party thereto, and The Bank of New York as Trustee, dated as of May 20, 2003, for 10 1/2% Senior Secured Notes due 2013.

In connection with the acquisition, on August 16, 2006, effective as of July 31, 2006, LCR’s Limited Partnership Agreement dated December 31, 1998 by and among two CITGO subsidiaries (CITGO Refining Investment Company and CITGO Gulf Coast Refining, Inc.) and two Lyondell

subsidiaries (Lyondell Refining Partners LP and Lyondell Refining Company LP) was amended to provide that any amendments to the partnership agreement only required the approval of each partner (the “Second Amendment to LCR’s Partnership Agreement”). Upon the transfer of the partnership interests from CITGO subsidiaries to Lyondell subsidiaries, LCR’s Limited Partnership Agreement was amended (the “Third Amendment to LCR’s Partnership Agreement”) by Lyondell subsidiaries (Lyondell Refining Company LP, Lyondell Refining Partners LP, Lyondell Houston Refinery Inc. and Lyondell Houston Refinery A Inc.), in connection with Lyondell’s New Credit Facility and with the acquisition.

Each of the Sale and Purchase Agreement, the New Crude Oil Contract, the Partnership Interest Transfer Agreement, the Crude Supply Termination Agreement, Lyondell’s New Credit Facility, the Supplemental Indentures, the Second Amendment to LCR’s Partnership Agreement and the Third Amendment to LCR’s Partnership Agreement was executed and became a material definitive agreement on August 16, 2006, and will be filed as an exhibit to an amendment to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 2.01 above.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

LYONDELL CHEMICAL COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 16, 2006, Lyondell purchased CITGO Petroleum Corporation’s (CITGO) 41.25% interest in LYONDELL-CITGO Refining LP (LCR). As a result of the transaction, LCR became a wholly-owned subsidiary of Lyondell. The transaction was financed through a $2.65 billion, seven-year term loan, and included repayment and termination of LCR’s $450 million term loan facility and $150 million revolving credit facility. The seven-year term loan bears a floating rate of interest of LIBOR plus 2%.

Of the proceeds of the term loan, $2,509 million were used to fund cash payments at closing consisting of: $1,629 million for acquisition of the 41.25% interest in LCR, the acquisition of estimated working capital for $53 million, repayment of LCR’s loan payable to CITGO and accrued interest totaling $40 million, repayment of the outstanding amounts under LCR’s credit facility of $444 ($441 million as of June 30, 2006), estimated transaction costs of $43 million, and $300 million related to the termination of the existing Crude Supply Agreement (CSA) as described below. In addition, subsequent to closing, a payment will occur between the parties to adjust the estimated net working capital as reflected in the unaudited pro forma condensed combined financial statements to the actual working capital amounts as of July 31, 2006, which will include payment to CITGO of its portion of distributions payable as of July 31, 2006. The additional amounts borrowed will be used for general corporate purposes and are not reflected in the unaudited pro forma condensed combined financial information.

As part of the transaction, LCR and PDVSA Petróleo, S.A. (PDVSA Oil) terminated the existing CSA in consideration of a cash payment of $300 million by LCR, which is included in the $2,509 million discussed above, and entered into a new crude oil contract for 230,000 barrels per day of heavy crude oil, which runs through 2011, and year to year thereafter. The accompanying unaudited pro forma condensed combined income statements have been adjusted to reflect the market index-based pricing contained in the new crude oil contract.

The following unaudited pro forma condensed combined financial statements and explanatory notes present the combined financial statements of Lyondell and LCR as they may have appeared had the businesses been combined as of the dates indicated, reflecting Lyondell’s step-acquisition of LCR, including the acquisition of CITGO’s 41.25% interest in LCR on August 16, 2006. The accompanying financial information reflects the acquisition as if it had been completed as of January 1, 2005 for purposes of the unaudited pro forma condensed combined statements of income, and June 30, 2006 for purposes of the unaudited pro forma condensed combined balance sheet. As a result of the transaction, Lyondell controls LCR, which previously was accounted for by Lyondell using the equity method of accounting.

These statements do not necessarily reflect the results of operations or financial position of Lyondell that would have resulted had the transaction actually been consummated as of such dates, and are not necessarily indicative of the future results of operations or the future financial position of Lyondell. These statements do not reflect any savings that may be obtained through synergies among the operations of LCR and Lyondell.

The unaudited pro forma condensed combined financial statements include estimates to adjust 41.25% of the assets and liabilities of LCR to their respective fair values based on information available at this time. These estimates may vary from the estimates in the final accounting for the acquisition as additional information becomes available.

The unaudited pro forma condensed combined financial statements have been derived from and should be read together with the consolidated financial statements and notes of Lyondell and of LCR, as applicable, as set forth in Lyondell’s report on Form 10-Q for the six months ended June 30, 2006 and Lyondell’s Annual Report on Form 10-K for the year ended December 31, 2005.

LYONDELL CHEMICAL COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2006

Millions of dollars, except share and per share data	Lyondell Historical	LYONDELL- CITGO Refining LP Historical	Adjustments		Pro Forma
Sales and other operating revenues	$9,829	$4,505	$(823	)(a)	$13,511

Operating costs and expenses	9,104	4,180	(823	)(a)	12,209
			(282	)(b)
			30	(c)

Operating income	725	325	252		1,302

Interest expense	(273)	(24)	1	(c)	(374)
			(78	)(d)
Interest income	20	1			21
Other income (expense), net	75				75

Income before income taxes and equity investments	547	302	175		1,024

Income from equity investments:
LYONDELL-CITGO Refining LP	177		(177	)(e)	—
Other	2				2

	179	—	(177)		2

Income before income taxes	726	302	(2)		1,026
Provision for income taxes	(276)	(8)	(102	)(f)	(386)

Net income	$450	$294	$(104)		$640

Basic earnings per share	$1.82				$2.59

Diluted earnings per share	$1.74				$2.47

Basic weighted average shares outstanding (in thousands)	247.1				247.1

Diluted weighted average shares outstanding (in thousands)	259.7				259.7

See notes to Unaudited Pro Forma Condensed Combined Financial Statements.

LYONDELL CHEMICAL COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2005

Millions of dollars, except share and per share data	Lyondell Historical	LYONDELL- CITGO Refining LP Historical	Adjustments		Pro Forma
Sales and other operating revenues	$18,606	$6,741	$(1,321	)(a)	$24,026

Operating costs and expenses	17,338	6,509	(1,321	)(a)	22,065
			(522	)(b)
			61	(c)

Operating income	1,268	232	461		1,961

Interest expense	(649)	(40)	1	(c)	(850)
			(162	)(d)
Interest income	46	2			48
Other income (expense), net	(39)				(39)

Income before income taxes and equity investments	626	194	300		1,120

Income from equity investments:
LYONDELL-CITGO Refining LP and other	123		(123	)(e)	—
Other	1				1

	124	—	(123)		1

Income before income taxes	750	194	177		1,121
Provision for income taxes	(219)		(130	)(f)	(349)

Net income	$531	$194	$47		$772

Basic earnings per share	$2.16				$3.14

Diluted earnings per share	$2.04				$2.97

Basic weighted average shares outstanding (in millions)	245.9				245.9

Diluted weighted average shares outstanding (in thousands)	259.9				259.9

See notes to Unaudited Pro Forma Condensed Combined Financial Statements.

LYONDELL CHEMICAL COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2006

Millions of dollars	Lyondell Historical	LYONDELL- CITGO Refining LP Historical	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$320	$95	$2,506	(d)	$415
			(1,806	)(g)
			(176	)(h)
			(481	)(j)
			(43	)(k)
Accounts receivable, net	1,971	329	(145	)(l)	2,155
Inventories	1,739	147	211	(c)	2,097
Prepaid expenses and other current assets	138	5			143
Deferred tax assets	257				257

Total current assets	4,425	576	66		5,067

Property, plant and equipment, net	6,487	1,386	1,616	(c)	9,246
			(243	)(l)
Investments and long-term receivables:
Investment in and receivable from LYONDELL-CITGO Refining LP	289		(1,899	)(c)	—
			1,899	(g)
			(289	)(l)
Other	902				902
Goodwill, net	2,135				2,135
Other assets, net	790	95	(1	)(c)	989
			62	(i)
			43	(k)

Total assets	$15,028	$2,057	$1,254		$18,339

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$870	$441	$(441	)(j)	$870
Accounts payable	1,607	712	(145	)(l)	2,174
Distributions payable		179	(105	)(l)	74
Accrued liabilities	700	90	93	(g)	826
			(4	)(j)
			(53	)(l)

Total current liabilities	3,177	1,422	(655)		3,944

Long-term debt	4,966		2,506	(d)	7,472
Loans payable to partners		264	(35	)(j)	—
			(229	)(l)
Other liabilities	1,666	125	28	(c)	1,818
			(1	)(j)
Deferred income taxes	1,584				1,584
Minority interest	167				167

Stockholders’ equity and partners’ capital:
Common stock	249				249
Additional paid-in capital	3,222				3,222
Retained earnings/(deficit)	47		(176	)(h)	(67)
			62	(i)
Accumulated other comprehensive loss	(28)	(24)	10	(c)	(28)
			14	(l)
Treasury stock, at cost	(22)				(22)
Partners’ capital		270	(111	)(c)	—
			(159	)(l)

Total stockholders’ equity and partners’ capital	3,468	246	(360)		3,354

Total liabilities and equity	$15,028	$2,057	$1,254		$18,339

See notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Note 1—Basis of Pro Forma Presentation

The unaudited pro forma financial information relating to Lyondell’s step-acquisition of LCR is presented as of and for the six months ended June 30, 2006 and for the year ended December 31, 2005.

The unaudited pro forma condensed combined financial statements give effect to estimates of the fair value of 41.25% of LCR’s assets and liabilities. In Lyondell’s final accounting for the acquisition, these amounts may be determined to vary from the estimates. The final accounting for this acquisition is not expected to result in the recognition of goodwill or any significant identifiable intangible assets. The portion of the $300 million payment by LCR to terminate the existing CSA contract related to Lyondell’s 58.75% ownership interest will represent a pre-tax charge of $176 million to Lyondell’s consolidated net income in the three-month period ending September 30, 2006. The effect of such charge has been reflected as a reduction to shareholders’ equity in the unaudited pro forma condensed combined balance sheet as of June 30, 2006, and has not been included in the unaudited pro forma condensed combined statements of income since such adjustment is non-recurring in nature. The portion of the $300 million payment related to Lyondell’s acquisition of CITGO’s 41.25% ownership in LCR will represent $124 million of the purchase price for that interest (see Note 2).

Note 2—LCR Purchase Price and Purchase Accounting Adjustments

Lyondell’s acquisition of CITGO’s 41.25% interest in LCR will be accounted for as a step-acquisition. Therefore, 41.25% of each LCR asset and liability will be recorded at fair value as of August 16, 2006 and Lyondell’s existing 58.75% interest in each LCR asset and liability will be reflected at its historical carrying value. For purposes of the unaudited pro forma condensed combined financial statements, pro forma adjustment has been included to reflect 41.25% of each LCR asset and liability at estimated fair value as of June 30, 2006.

The following table provides information regarding the estimated purchase price in adjustment (g), and the pro forma adjustment to allocate the purchase price to fair value of 41.25% of LCR’s assets and liabilities in pro forma adjustment (c), in millions:

Details of pro forma adjustment(g):
Base purchase price	$1,629
Estimated net working capital acquired	53
Estimated 2007 reimbursement of CITGO taxes	93
Termination of crude supply agreement – 41.25%	124

Total estimated purchase price		$1,899

Details of pro forma adjustment(c):
Book value of 41.25% of net assets acquired:
Accumulated other comprehensive loss	(10)
Partners’ capital	111
Estimated adjustment to reflect 41.25% of assets and liabilities acquired at fair value:
Inventories	211
Property, plant and equipment	1,616
Other assets, net	(1)
Other liabilities	(28)

		$1,899

Pro forma goodwill		—

Note 3 – Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)	To eliminate sales between Lyondell and LCR and the related cost of sales.

(b)	To adjust cost of sales to reflect the market-index-based pricing contained in the new supply contract, compared to the formula-based pricing under the terminated crude supply agreement which is part of the sale and purchase agreement.

(c)	To recognize the allocation of purchase price to the estimated fair value of assets acquired and liabilities assumed, as detailed in Note 2, and to adjust the related depreciation and amortization. Depreciation and amortization adjustments reflect depreciation of the purchase price allocation to property, plant and equipment over an estimated remaining useful life of 22 years, and elimination of 41.25% of the amortization of deferred recognition items related to pension and postretirement benefit obligations and debt issuance costs.

(d)	To eliminate previously recognized interest cost associated with LCR bank debt and CITGO owner loan, and to recognize pro forma interest costs and long-term debt obligations associated with the 7 year term loan totaling $2,506 million issued to finance the acquisition at LIBOR plus 200 basis points. LIBOR for the 18 month period is reflected at 5.47% for purposes of pro forma interest expense.

(e)	To eliminate Lyondell historical interests in LCR net income. Lyondell’s underlying equity in LCR’s net assets exceeded its investment in LCR by approximately $243 million as of June 30, 2006. The difference of $4 million and $9 million for the six months ended June 30, 2006, and the twelve months ended December 31, 2005, respectively, between Lyondell’s income from its equity investment in LCR net income represents accretion of the underlying excess over 22 years.

(f)	To reflect the income tax effect, using the 35% U.S. federal statutory rate, related to 41.25% of LCR’s income and the net pro forma adjustments to income.

(g)	To recognize the components of the purchase price for CITGO’s 41.25% interest in LCR, including cash payments of $1,806 million and accrued liability of $93 million for the estimated 2007 reimbursement of CITGO taxes as detailed in Note 2.

(h)	To recognize 58.75% of the $300 million payment to terminate the existing crude supply agreement between LCR and PDVSA Oil.

(i)	To recognize deferred taxes of $62 million associated with Lyondell’s recognition of 58.75% of the $300 million payment to terminate the existing crude supply agreement between LCR and PDVSA Oil.

(j)	To recognize the pro forma repayment of LCR debt of $441 million and the CITGO owner loan of $35 million, including accrued interest thereon of $5 million as a result of the acquisition.

(k)	To recognize debt issuance costs associated with loans issued to finance the acquisition.

(l)	To eliminate Lyondell’s investment in LCR, including elimination of receivables and payables between Lyondell and LCR. Amounts eliminated include the following:

LCR balances
Accounts receivable from Lyondell	$74
Accounts payable to Lyondell	71

		$145
Distributions payable to Lyondell		105
Loans payable to Lyondell		229
Interest payable to Lyondell		53
Partners’ capital – Lyondell:
Accumulated other comprehensive Income		(14)
Partners’ capital		159

Total		$677

Lyondell balances
Accounts receivable from LCR	$71
Accounts payable to LCR	74

		$145
Historical carrying value of Lyondell’s original investment in LCR		7
Note receivable from LCR		229
Interest receivable from LCR		53
Underlying Excess - Note 3(e)		243

Total		$677

(c) Exhibits

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President and General Counsel

Date: August 16, 2006

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release